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Contacts:       Analyst contact:  Dennis E. McDaniel
		Vice President, Financial Accounting and Investor Relations
		513-603-2197
		dennis.mcdaniel@ocas.com


		Media contact:  Cindy L. Denney
		Assistant Vice President, Corporate Communications
		513-603-2074
		cindy.denney@ocas.com



For Immediate Release
---------------------

			     Ohio Casualty Corporation
			     -------------------------
			    Announces Quarterly Dividend
			    ----------------------------


FAIRFIELD, Ohio, May 18, 2000 --- The Directors of Ohio Casualty Corporation today declared a regular quarterly dividend of $.12 per share, payable June 10, 2000, to shareholders of record on June 1, 2000.

   The dividend represents a decrease of 47.8% compared to the prior quarter. The decision to decrease the dividend was made in order to strengthen the financial position of the Corporation.



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